UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

Commission File Number: 000-50502

Millennium Healthcare Inc.

(Exact Name of registrant as Specified in Its Charter)

Delaware	11-3229358
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Garden City Plaza, Suite 440, Garden City, New York 11530

(Address of principal executive offices)

516-628-5500

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 5.02 is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2015, Mr. Dominick Sartorio resigned as the Chief Executive Officer of Millennium Healthcare Group, Inc., a Delaware corporation (the “Company”).

On May 27, 2015, the Company’s Board of Directors appointed Mr. Noel Mijares as the Company’s new Chief Executive Officer, effective June 15, 2015.

There is no family relationship between Mr. Mijares and any of our other officers and directors.  There are no understandings or arrangements between Mr. Mijares and any other person pursuant to which Mr. Mijares was appointed as Chief Executive Officer.

Noel Mijares, Age 41, is a revered businessman, strategic thinker and inventor. Prior to joining the Company, Mr. Mijares served as the President and CEO of Pharma Health, a national distributor of healthcare products and services. In 1992, Mr. Mijares formed Global Traders and became an authorized dealer for NCR and its ATM Division in Latin America and the Caribbean basin and held the position of President and CEO. He founded Safe Wrap of America in 1995, an international baggage wrap security company operating in nine countries and was its President and CEO.

The Company entered into an Employment Agreement with Mr. Noel Mijares pursuant to which he shall serve as the Chief Executive Officer of the Company until June 15, 2020 (“Employment Agreement”). In consideration, he shall receive a base salary of $330,000 annually as well as an annual bonus of up to 125% of the base salary. Upon signing of the Employment Agreement, Mr. Mijares is entitled to receive 33% of the total outsanding shares of the Company’s common stock.

The foregoing description of the principal terms of the Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Employment Agreement dated June 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Millennium Healthcare Inc.

DATE: July 1, 2015	By:	/s/ Noel Mijares
Noel Mijares
Chief Executive Officer